Exhibit 107

Calculation of Filing Fee Tables

FORM 424(b)(5)

 (Form Type)

NANO-X IMAGING LTD

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Primary Offering
Fees to be Paid	Equity	Ordinary shares, par value NIS 0.01 per share	Rule 457(c)	2,142,858	$14.09	(2)	30,192,869.22	.00011020	3,327.25
Fees to be Paid	Equity	Ordinary shares, par value NIS 0.01 per share, issuable upon exercise of warrants	Rule 457(c)	2,142,858	$14.09	(2)	30,192,869.22	.00011020	3,327.25
Fees to be Paid	Other	Warrants	Rule 457(g)		—				(3)
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
	Total Offering Amounts						$60,385,738.44		$6,654.51
	Total Fees Previously Paid								$6,654.51
	Total Fee Offsets								$6,654.51	(4)
	Net Fee Due								$0.00	(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the ordinary shares on July 25, 2023, as reported on the Nasdaq Global Market.

(3)	No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(4)	See footnote (1) under Table 2 below.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed		Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims		N/A	N/A	N/A		N/A
Fee Offset Sources	N/A	N/A	N/A		N/A							N/A
Rule 457(p)
Fee Offset Claims	NANO-X IMAGING LTD	424(b)(5)	333-271688	July 26, 2023		$6,654.51	Equity	Ordinary shares, par value NIS 0.01 per share(1)	4,689,909	(1)	$47,461,879.08
Fee Offset Sources	NANO-X IMAGING LTD	F-3	333-271593		May 3, 2023							$6,654.51

(1)	On May 3, 2023, the Registrant filed a Registration Statement on Form S-3 (File No. 333-271593) (the “Prior Registration Statement”), which registered the offer and sale of up to 40,000,000 ordinary shares of the Registrant and 4,689,909 ordinary shares of the Registrant to be sold by the selling shareholder, of which all such securities remain unsold (the “Unsold Securities”). Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby applies $6,654.51 of the registration fee previously paid in connection with the Prior Registration Statement in connection with the Unsold Securities to offset the registration fees that are payable in connection with the registration of securities on this registration statement. Pursuant to Rule 457(p) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.